UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                   FORM 8-K/A
                                 AMENDMENT NO. 1
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): December 5, 2003
                                                  (April 25, 2003)


                                   PACEL CORP.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


           Virginia                     000-31935                54-171-2558
----------------------------       ----------------       ----------------------
(State or other jurisdiction       (Commission            (IRS Employer
   of incorporation)                   file number)          Identification No.)

7900 Sudley Road, Suite 619
Manassas, Virginia                                               20109
--------------------------------------                  ------------------------
(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code: (703) 257-4759

                                       N/A
                      ------------------------------------
          (Former name or former address, if changes since last report)

Copy of Communications to:
                               Donald F. Mintmire
                               Mintmire & Associates
                               265 Sunrise Avenue, Suite 204
                               Palm Beach, FL 33480
                               Phone: (561) 832-5696
                               Fax: (561) 659-5371

Filed herewith are the financial statements and pro forma financial information required to be filed by Item 7 of Form 8-K in connection with the Company's acquisition of all of the assets of Asmara, Inc. ("Asmara"), including the stock of its wholly-owned subsidiaries and the stock of Woodstock Lumber Sales, Inc., an affiliated company, as reported in the Current Report on Form 8-K, filed with the Commission on June 13, 2003, to which this Amendment No. 1 relates:

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements of Business Acquired

Report of Independent Accountants                                            F-1

Combined Balance Sheet of Asmara, Inc., its subsidiaries and
affiliates at December 31, 2002                                              F-2

Combined Statement of Operations and Accumulated  Deficit of
Asmara,  Inc., its  subsidiaries and affiliates for the year
ended December 31, 2002                                                      F-3

Combined  Statement  of Cash  Flows  of  Asmara,  Inc.,  its
subsidiaries  and affiliates for the year ended December 31,
2002                                                                         F-4

Notes to Combined Financial  Statements of Asmara, Inc., its
subsidiaries  and affiliates for the year ended December 31,
2002                                                                         F-5

Combined Balance Sheet of Asmara, Inc., its subsidiaries and
affiliates as of September 30, 2003 (Unaudited)                              F-

Combined  Statement  of  Operations  of  Asmara,  Inc.,  its
subsidiaries  and  affiliates  for  the  nine  months  ended
September 30, 2003 (Unaudited)                                               F-


(b)  Pro Forma Financial Information

Introduction to Unaudited Pro Forma  Condensed  Consolidated
Financial Information                                                       F-17

Unaudited  Pro Forma  Condensed  Consolidated  Statement  of
Operations  for Pacel  Corp.  and Asmara for the nine months
ended September 30, 2003                                                    F-19

Unaudited  Pro Forma  Condensed  Consolidated  Statement  of
Operations  for Pacel  Corp.  and  Asmara for the year ended
December 31, 2002.                                                          F-20

Notes  to  Unaudited   Pro  Forma   Condensed   Consolidated
Financial Information                                                       F-22


(c) Exhibits

Exhibit No.    Description
------------   ----------------------------------------------------------
10.1    *      LEASE  AGREEMENT  between W. Revel Bellamy,  Natalie  Bellamy and
               Asmara, Inc., dated January 1, 2003

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  December 5, 2003


                                   PACEL CORP.

/s/David E. Calkins
---------------------------------------------
David E. Calkins, President, CEO and Chairman

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To The Board of Directors and Stockholders
Asmara, Inc. and Affiliates

We have audited the accompanying combined balance sheet of Asmara, Inc. and affiliates as of December 31, 2002 and the related combined statements of operations and accumulated deficit and cash flows for the year then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Asmara, Inc. and affiliates as of December 31, 2002 and results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


                                                    /s/Faulkner & Thompson, P.A.
                                                       Faulkner & Thompson, P.A.


226 Northpark Drive, Suite 110
Rock Hill, SC 29730

November 18, 2003

                           Asmara, Inc. and Affiliates
                             Combined Balance Sheet
                                December 31, 2002
         ASSETS

Current Assets:
       Accounts receivable                                         $    21,547
       Due from related party                                          408,455
       Workers compensation insurance deposit                          138,928
                                                                       568,930
                                                                   -----------
Property and equipment, net of accumulated depreciation                 50,727
                                                                   -----------
Other Assets:
       Goodwill 99,900
       Other assets                                                      7,618
                                                                       107,518
                                                                   -----------
                Total assets                                       $   727,175
                                                                   ===========

        LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
       Accounts payable and accrued expenses                       $   114,078
       Payroll tax and payroll related liabilities                   1,192,732
       Deferred client revenue                                          14,952
       Due to related party                                            431,531
       Note payable                                                     52,906
       Capital lease obligation                                         22,846
                                                                   -----------
                Total current liabilities                            1,829,045
                                                                   -----------
Capital lease obligation, net of current portion                        15,351
                                                                   -----------
Stockholders Equity (Deficit):
Common stock    11,250
Additional paid-in capital                                              75,000
Accumulated deficit                                                 (1,203,471)
                                                                   -----------
                Total stockholders' deficit                         (1,117,221)
                                                                   -----------
                Total liabilities and stockholders' equity         $   727,175
                                                                   ===========

                   See Notes to Combined Financial Statements.

                           Asmara, Inc. and Affiliates
            Combined Statement of Operations and Accumulated Deficit
                      For the year ended December 31, 2002


Revenue                                                            $  4,057,317
Cost of sales                                                         2,870,845
                                                                   ------------
       Gross profit                                                   1,186,472

Operating costs and expenses:
       Depreciation and amortization                                     19,800
       Interest expense                                                  17,486
       Sales, general and administrative expenses                     1,377,006
                                                                   ------------
                Total operating costs and expenses                    1,414,292
                                                                   ------------
                Net loss from operations                               (227,820)
                                                                   ------------
Other expense:
       Write off of related party receivable                           (597,060)
                                                                   ------------
                Net loss                                           $   (824,880)

       Accumulated deficit, beginning of year                          (378,591)
                                                                   ------------
       Accumulated deficit, end of year                            $ (1,203,471)
                                                                   ============

                   See Notes to Combined Financial Statements.

                           Asmara, Inc. and Affiliates
                        Combined Statement of Cash Flows
                      For the year ended December 31, 2002

Cash flows from operating activities:
       Net loss $  (824,880)
       Adjustments to reconcile net loss to net
           cash provided by operating activities:
           Depreciation and amortization                           $     19,800
           Bad debts                                                    597,060
           Changes in assets and liabilities:
                Accounts receivable                                      22,525
                Workers compensation deposits                            (4,125)
                Other assets                                             (2,639)
                Accounts payable                                          6,426
                Payroll taxes and payroll related liabilities           585,471
                Deferred revenue                                         14,952
                Due to/from related parties                            (229,810)
                                                                   ------------
           Net cash provided by operating activities                    184,780
                                                                   ------------
Cash flows from investing activities:
       Investment in subsidiaries                                        (2,500)
       Purchase of equipment                                            (13,196)
       Purchase of goodwill                                             (99,900)
                                                                   ------------
           Net cash used in investing activities                       (115,596)
                                                                   ------------
Cash flows from financing activities:
       Principal payments on note payable                               (61,350)
       Principal payments on capital lease obligation                    (7,834)
           Net cash used in financing activities                        (69,184)

           Net increase in cash and cash equivalents                         -0-
                                                                   ------------
           Cash and cash equivalents, beginning of year                      -0-

Cash and cash equivalents, end of year                             $         -0-
                                                                   ============
Supplemental disclosures of cash flow information:
       Cash paid during the year for interest                      $     17,486
                                                                   ============
       Non-cash investing and financing activities:

           Purchase of equipment under capital lease obligation    $     46,031
                                                                   ============

                   See Notes to Combined Financial Statements.

                           Asmara, Inc. and Affiliates
                        Notes to the Combined Statements
                                December 31, 2002

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Asmara, Inc. was incorporated in the State of North Carolina in 1997 and is engaged in business as a professional employer organization (PEO), providing a broad range of human resource functions including payroll and benefits administration, health and workers' compensation insurance, as well as other personnel services to employers in North Carolina and surrounding states.

Woodstock Lumber Sales, Inc. (dba Partners PEO of the Carolinas) was incorporated in the State of Oklahoma in 1983 and is engaged as a professional employer organization, providing a broad range of human resource functions including payroll and benefits administration, health and workers' compensation insurance, as well as other personnel services to employers primarily in South Carolina and Oklahoma.

Able, Inc. primarily provided administrative services to the other affiliated companies in 2002 and it was administratively dissolved in 2002.

Related Components, Inc. was incorporated in the State of North Carolina in October 1993 and was engaged in business as a professional employer organization
(PEO) as well. The company was in the process of being dissolved at the end of 2002.

Asmara of Florida I, Inc. (formerly known as The Hood Company of Gainesville and Accredited Solutions I, Inc.) was incorporated in the State of Florida in 1981 and is engaged in the business as a professional employer organization (PEO), providing a broad range of human resources functions to employers in Central Florida.

Asmara of Florida II, Inc. (formerly known as Accredited Solutions II, Inc.), Asmara of Florida III, Inc. (formerly known as Accredited Solutions III, Inc.), and Asmara of Florida IV, Inc. (formerly known as Accredited Solutions IV, Inc.) were incorporated June 2001 in the State of Florida. These companies operate as professional employer organizations providing a broad range of human resource functions to employers in Central Florida.

During December 2002, the outstanding common stock of Asmara of Florida I, Inc., Asmara of Florida II, Inc., Asmara of Florida III, Inc., and Asmara of Florida IV, Inc. was purchased by Asmara, Inc. See Note 5 for additional details regarding the purchase.

These affiliated companies are reported separately for income tax purposes and combined for financial reporting purposes.

                           Asmara, Inc. and Affiliates
                        Notes to the Combined Statements
                                December 31, 2002

Principles of Combination

The accompanying combined financial statements include the accounts of Asmara, Inc. (including its subsidiaries: Asmara of Florida I, Inc., Asmara of Florida II, Inc., Asmara of Florida III, Inc., and Asmara of Florida IV, Inc.), as well as Woodstock Lumber Sales, Inc., Able, Inc. and Related Components, Inc. (the "Company"). These entities are related through common ownership and control.

Principles of Consolidation

The combined financial statements include the accounts of Asmara, Inc. and its wholly owned subsidiaries: Asmara of Florida I, Inc., Asmara of Florida II,
Inc., Asmara of Florida III, Inc., and Asmara of Florida IV, Inc. All significant intercompany accounts and transactions have been eliminated.

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less as cash equivalents.

Accounts Receivable

The Company considers accounts receivable to be fully collectible, and accordingly, no allowance for doubtful accounts is required. If accounts become uncollectible, this will be charged to operations when the determination is made.

Goodwill

Goodwill represents the excess of cost over fair value of the net assets acquired through acquisitions. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 142 issued in June 2001, goodwill has not been amortized and the Company evaluates the goodwill on an annual basis for impairment. No impairment was recorded during the year ended December 31, 2002.

Revenue and Expense Recognition

The Company recognizes revenue and expenses using the accrual method of accounting and, as such, reports revenue and expenses in the period in which the revenue and expense are incurred rather than when cash is received and expenses paid.

                           Asmara, Inc. and Affiliates
                        Notes to the Combined Statements
                                December 31, 2002

The gross billings that the Company charges its clients under its Professional Services Agreement include each worksite employee's gross wages, payroll taxes, workers' compensation premiums, a service fee and, to the extent elected by the clients, health and welfare benefit plan costs and other ancillary fees. The Company's service fee, which is computed as a percentage of gross wages, is intended to yield a profit to the Company and to cover the costs of certain employment-related employer taxes and administrative and field services provided by the Company to the client, including payroll administration, record keeping, risk management, human resources, and regulatory compliance consultation. The component of the service fee related to administration varies according to the size of the client, the amount and frequency of payroll payments and the method of delivery of such payments. The component of the service fee related to unemployment insurance is based, in part, on the client's historical claims experience. All charges by the Company are invoiced along with each periodic payroll delivered to the client.

The Company reports revenue from service fees in accordance with Emerging Issues Task Force ("EITF") No. 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent. The Company reports as revenues, on a gross basis, the total amount billed to clients for administrative service fees, payroll-related taxes, retirement plan fees and workers' compensation premium. The Company reports revenue on the gross basis for these fees because the Company is the primary obligor and deemed to be the principal in the transactions under EITF No. 99-19. The Company reports revenues on a net basis for the amounts billed to clients for worksite employee salaries and wages, less amounts paid to worksite employees for these salaries and wages.

Income Taxes

Asmara, Inc. and Able, Inc. have elected to be taxed under the provision of Subchapter S of the Internal Revenue Code. Under these provisions, the Company does not pay corporate income taxes on its taxable income or is not allowed a net operating loss carryover or carryback as a deduction. Instead, the stockholders are liabile for individual income taxes on their respective share of the Company's taxable income or loss on their individual tax returns.

The provision for income taxes includes the effects of transactions reported in the financial statements and includes taxes currently due and deferred taxes for Woodstock Lumber Sales, Inc., Asmara of Florida I, Inc., Asmara of Florida II, Inc., Asmara of Florida III, Inc. and Asmara of Florida IV, Inc. Deferred income taxes relate to net operating losses. A valuation allowance has been calculated for estimated tax benefits that may not be realized.

                           Asmara, Inc. and Affiliates
                        Notes to the Combined Statements
                                December 31, 2002

Property and Equipment

Property is stated at cost less accumulated depreciation. The cost of additions are capitalized and expenditures for repairs and maintenance are expensed as incurred. Depreciation is computed using accelerated and straight-line methods.

Use of Estimates

The preparation of combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment are summarized as follows at December 31, 2002:

         Equipment under capital lease        $   46,031
         Office furniture and equipment           41,806
         Computer software                        25,000
                                                 112,837
         Less accumulated depreciation            62,110
                                              ----------
                                              $   50,727

Depreciation expense for the year ended December 31, 2002 was $19,800.

                           Asmara, Inc. and Affiliates
                        Notes to the Combined Statements
                                December 31, 2002


NOTE 3 - STOCKHOLDER'S EQUITY

Stockholder's equity of Asmara, Inc., Woodstock Lumber Sales, Inc., and Related Components, Inc. is summarized as follows at December 31, 2002:

      Asmara, Inc.

         Common stock - no par value; 250,000 shares
              authrorized, 75,000 shares issued and
              outstanding                                       $         9,750
         Accumulated deficit                                         (1,218,637)
                                                                ---------------
              Total stockholder's equity (deficit)              $    (1,208,887)
                                                                ===============
      Woodstock Lumber Sales, Inc.

         Common stock - $1 par value; 100,000 shares
              authorized, 500 shares issued and outstanding     $           500
         Additional paid in capital                                      75,000
         Retained earnings                                                6,976
                                                                ---------------
              Total stockholder's equity                        $        82,476
                                                                ===============
      Related Components, Inc.

         Common stock - no par value; 1,000 shares
              authorized, 100 shares issued and outstanding     $         1,000
         Retained earnings                                                8,190
                                                                ---------------
              Total stockholder's equity                        $         9,190
                                                                ===============

                           Asmara, Inc. and Affiliates
                        Notes to the Combined Statements
                                December 31, 2002


NOTE 4 - INCOME TAXES

The provision (benefit) for income taxes by components which are subject to income taxes for the year ended December 31, 2002 consisted of the following:

                     Woodstock             Related              Asmara of
                     Lumber Sales, Inc.    Components, Inc.     Florida I, Inc.   Total
                     -----------------     ---------------      --------------   ------------
 Current             $            -0-      $           -0-      $           -0-  $        -0-
 Deferred                         -0-                  -0-              (1,000)       (1,000)
 Less valuation
   adjustment                     -0-                  -0-               1,000         1,000
                     -----------------     ---------------      --------------   ------------
                     $            -0-      $           -0-      $           -0-  $        -0-

The component of the deferred tax asset at December 31, 2002 is as follows:

     Net operating loss carryforward     $        1,000
     Valuation allowance                         (1,000)
                                         ---------------
                                         $           -0-

The Company's deferred tax asset related to a net operating loss. A valuation allowance has been established as the Company does not have a history of profitability.

At  December  31,  2002,  the  Company  has  available   unused  operating  loss
carryforwards of approximately $4,000, which may be applied against future taxable income expiring through 2022.

NOTE 5 - PURCHASE OF COMPANIES

During 2002, all of the outstanding common stock of Asmara of Florida I, Inc., Asmara of Florida II, Inc., Asmara of Florida III, Inc. and Asmara of Florida IV, Inc. was purchased by Asmara, Inc. for $100,000. The purchase method was used to account for the purchase. The purchase price was allocated as follows:

     Cash                  $       100
     Goodwill                   99,900
                           -----------
                           $   100,000

                           Asmara, Inc. and Affiliates
                        Notes to the Combined Statements
                                December 31, 2002


NOTE 6 - CONCENTRATIONS OF CREDIT RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable. To mitigate risk associated with cash balances, the Company places its cash in high credit quality financial institutions. At certain times, the Company has cash balances in excess of federally insured limits.

NOTE 7 - RETIREMENT PLAN

The Company maintains a multiple-employer 401(k) Profit Sharing Plan open to enrollment of employees based on client-elected participation and to all eligible internal employees who have been employed by the Company for three months and meet certain other requirements. The plan is a multi-employer plan that became effective on April 1, 2000. Each of the Company's clients that have adopted the plan have the ability to adjust the plan participation guidelines to meet the client's specific needs as allowed by the governing plan document.

Generally, employees can defer a portion of their salary into the Plan, not to exceed $11,000 for 2002. The Company may make a matching contribution up to 50% of the employee's elective deferral (up to 6%) for each plan year. The Company made a matching contribution of approximately $11,000 for the year ended December 31, 2002.

NOTE 8 - NOTE PAYABLE

The note payable at December 31, 2002 is as follows:

     Unsecured note payable to individual due in
         monthly payments of $5,694 including
         interest at 8% through October 2003        $        52,906
     Less current portion                                   (52,906)
                                                    ---------------
                                                    $            -0-

                           Asmara, Inc. and Affiliates
                        Notes to the Combined Statements
                                December 31, 2002


NOTE 9 - CAPITAL LEASE OBLIGATION

The Company leases certain equipment under a capital lease obligation. The lease meets the criteria of capital leases and has been recorded as such. Included in the property and equipment account is the cost of $46,031 and accumulated depreciation of $11,508.

Future minimum lease payments under the capital lease, including the present value of minimum lease payments, subsequent to December 31, 2002 are as follows:

   2003                                                    $     29,369
   2004                                                          17,132
                                                                 46,501
   Less amount representing interest                              8,304
                                                                 38,197
   Less current installments of obligations under
        capital lease                                            22,846
                                                           ------------
        Long-term obligation under capital lease           $     15,351

NOTE 10 - FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107 requires disclosures about the fair value for all financial instruments, whether or not recognized, for financial statement purposes. Disclosures about fair value of financial instruments are based on pertinent information available to management as of December 31, 2002. Accordingly, the estimates presented in these statements are not necessarily indicative of the amounts that could be realized on disposition of financial instruments.

Management estimates the fair value of receivables, accounts payable and accrued expenses and notes payable approximate the carrying value due to the short maturity of these instruments.

                           Asmara, Inc. and Affiliates
                        Notes to the Combined Statements
                                December 31, 2002

NOTE 11 - COMMITMENTS AND CONTINGENCIES

In 2002, the Company rented office space from a related party under a month-to-month verbal agreement. Subsequent to the year ended December 31, 2002, the Company entered into a two year operating lease with the related party which expires December 2004.

The Company also leases certain office equipment under noncancelable operating leases expiring through March 2007.

Rent expense for office facilities which was paid to the related party for the year ended December 31, 2002 was $48,000. Rent expense for office equipment charged to operations for the year ended December 31, 2002 was approximately $17,000. Future minimum rentals are as follows for the years ended December 31:

                  Related
                    Party            Other            Total
                ------------      ----------       ------------
   2003         $     60,000      $   14,298       $     74,298
   2004               60,000          14,298             74,298
   2005                    -          12,859             12,859
   2006                    -           9,980              9,980
   2007                    -           2,495              2,495
                ------------      ----------       ------------
                $    120,000      $   53,930       $    173,930

The Company is, from time to time, involved in lawsuits arising in the normal course of business that, in the opinion of management, will not have a material effect on the Company's results of operation.

At December 31, 2002, the Company has recorded on its balance sheet a liability of approximately $830,000 for payroll tax withholdings with various tax authorities related to an affiliated company that ceased operations as of December 31, 2002. The Company has obtained legal counsel and anticipates that it will be able to successfully reach a settlement for an amount less than the current amount recorded, although no gain contingency has been recorded.

                           Asmara, Inc. and Affiliates
                        Notes to the Combined Statements
                                December 31, 2002

NOTE 12 - RELATED PARTY TRANSACTIONS

During 2002, the Company wrote off receivables from affiliated companies (through common ownership) totaling approximately $597,000. At the present time, these companies are not operating companies and they do not have the ability to pay these receivables.

At December 31, 2002, the Company owes a related party $431,531 and this same party owes the Company $408,455. As described in Note 11, the Company leases office space from the related party.

NOTE 13 - SUBSEQUENT EVENTS

On April 25, 2003, the stockholder of Asmara, Inc. (the "Seller") signed an agreement to sell: all intangible personal property, all cash on deposit, all accounts receivable, all contracts with customers and suppliers, all governmental authorizations, all insurance programs offered by the Seller to its customers, all interest in securities named of all subsidiaries (including Asmara of Florida I, Inc., Asmara of Florida II, Inc., Asmara of Florida III, Inc. and Asmara of Florida IV, Inc.) as well as certain other assets to The Resourcing Solutions Group, Inc. (the "Buyer"). In consideration for the assets purchased, the Buyer will assume approximately $1,955,000 of debt of Asmara, Inc. (and its subsidiaries) including $430,000 due to the shareholder of Asmara, Inc. and the Seller will receive approximately $5,000 in cash. Thereafter, on an annual basis, the Buyer shall deliver options to the Seller as follows:

a. 500,000 shares of the common stock of the Buyer, at a strike price of $0.03 per share should Asmara, Inc. achieve an average EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) of greater than 1% and less than 2% of sales during the 24 months following the closing, or
b. 1,000,000 shares of the common stock of the Buyer, at a strike price of $0.03 per share should Asmara, Inc. achieve an average EBITDA of greater than 2% of sales over the 24 months following the closing.

Also, on April 25, 2003, the stockholder of Woodstock Lumber Sales, Inc. (the "Seller") signed an agreement to sell 100% of the outstanding capital stock of the Seller to The Resourcing Solutions Group, Inc. (the "Buyer"). The Buyer will assume approximately $35,000 in debt in connection with the purchase. The Seller will receive $1,000 in cash.

                           Asmara, Inc. and Affiliates
                             Combined Balance Sheet
                               September 30, 2003
                                   (Unaudited)

         ASSETS

Current Assets:
       Cash                                                        $      1,115
       Other receivables                                                  2,150
       Prepaid expenses                                                  29,617
       Workers compensation insurance deposit                            96,342
                                                                  -------------
                Total current assets                                    129,224

Property and equipment, net of accumulated depreciation                  70,888

Other Assets:
       Goodwill                                                       2,279,376
       Deposits                                                           5,250
                                                                  -------------
                Total other assets                                    2,284,626
                                                                  -------------
                Total assets                                       $  2,484,738
                                                                  =============
        LIABILITIES AND STOCKHOLDERS' EQUITY DEFICIT

Current Liabilities:
       Accounts payable and accrued expenses                       $     119,220
       Payroll tax and payroll related liabilities                     1,985,750
       Current portion of leases payable                                  21,850
       Current portion of long term debt                                 135,848
       Income taxes payable                                                3,500
       Loans payable to officers/stockholders                            378,780
                                                                  -------------
                Total current liabilities                              2,644,948
                                                                  -------------
Long-term debt  22,000
Commitments and contingencies                                                  -

Common stock    9,750
Retained deficit                                                       (191,960)
                                                                  -------------
                Total stockholders' equity (deficit)                   (182,210)
                                                                  -------------
                Total liabilities and stockholders' equity         $  2,484,738
                                                                  =============

                           Asmara, Inc. and Affiliates
                        Combined Statement of Operations
                  For the Nine Months ended September 30, 2003
                                   (Unaudited)

Revenue                                                            $  2,130,564
Cost of sales                                                         1,608,807
                                                                  -------------
       Gross profit                                                     521,756
                                                                  -------------
Operating costs and expenses:
       Depreciation and amortization                                      5,000
       Interest expense                                                   5,713
       General and administrative expenses                            1,097,403
                                                                  -------------
                Total operating costs and expenses                    1,108,116
                                                                  -------------
                Net loss from operations                          $    (586,359)
                                                                  =============

           INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL INFORMATION

On April 30, 2003, The Resourcing Solutions Group, Inc. (the "Company"), a majority-owned subsidiary of Pacel Corp., acquired substantially all of the assets of Asmara, Inc. ("Asmara"), pursuant to an Asset Purchase Agreement dated April 25, 2003 and 100% of the outstanding common stock of Woodstock Lumber Sales, Inc. ("Woodstock"), pursuant to a Stock Purchase Agreement dated as of April 25, 2003 (collectively the "Agreements"), by and between the Company, Asmara, Woodstock and W. Revel Bellamy, as the sole shareholder of Asmara and Woodstock.

Pursuant to the Agreements, the selected assets of Asmara sold include: all intangible personal property, all cash on deposit, all non-related party accounts receivable, all contracts with customers and suppliers, all governmental authorizations, all insurance programs offered by the Seller to its customers, all interest in securities named of all subsidiaries (including Asmara of Florida I, Inc., Asmara of Florida II, Inc., Asmara of Florida III, Inc. and Asmara of Florida IV, Inc.) as well as certain other assets. In consideration for the assets purchased, the Company will assume approximately $1,955,000 of debt of Asmara including $430,000 due to the sole shareholder of Asmara, Inc. and Asmara received approximately $5,000 in cash. Thereafter, on an annual basis, the Buyer shall deliver options to W. Revel Bellamy, as sole shareholder of Asmara, the following:

c. 500,000 shares of the common stock of the Buyer, at a strike price of $0.03 per share should Asmara achieve an average EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) of greater than 1% and less than 2% of sales during the 24 months following the closing, or
d. 1,000,000 shares of the common stock of the Buyer, at a strike price of $0.03 per share should Asmara achieve an average EBITDA of greater than 2% of sales over the 24 months following the closing.

Pursuant to the Agreements, the stockholder of Woodstock sold 100% of the outstanding capital stock of Woodstock to the Company. The Company assumed approximately $35,000 in debt in connection with the purchase and the Seller received $1,000 in cash.

The acquisition was accounted for using the purchase method of accounting. The purchase price was allocated to the estimated fair value of the assets acquired and liabilities assumed. The estimated fair value of the assets and liabilities assumed approximated the historical cost basis, and the Company recorded $70,000 of fees and $1,859,858 of goodwill in conjunction with this acquisition. The consideration paid by the Company was funded by the Company existing equity lines of credit obtained through the issuance of common stock.

           INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL INFORMATION
                                   (continued)

The following unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2002 gives effect to the acquisition as if it had occurred on January 1, 2002. The following unaudited pro forma condensed consolidated statement of operations for the nine months ended September 31, 2003 gives effect to the acquisition as if it had occurred on January 1, 2003 and presents the allocation of the purchase price over historical net book value and is for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the purchase has been consummated on such dates, nor is it necessarily indicative of future operating results or financial position. Actual fair values were based on financial information as of the acquisition date.

The pro forma adjustments represent, in the opinion of management, all adjustments necessary to present the Company's pro forma combined financial position and results of its combined operations in accordance with Article 11 of Regulation S-X of the Securities Exchange Act of 1934 based upon available information and certain assumptions considered reasonable under the circumstances.

The unaudited pro forma combined financial information should be read in conjunction with the audited financial statements of the Company and the notes thereto.

                                   Pacel Corp.
       Unaudited Pro Forma Consolidated Condensed Statement of Operations
                  For the Nine Months ended September 30, 2003

                                 Pacel                               Pro Forma    Pro Forma
                                 Corp.            Asmara           Adjustments   Consolidated
                                -----------     ------------    --------------  -------------

Revenue                         $ 2,507,291     $    877,200    $          -    $   3,384,491
Cost of sales                     1,898,953          748,334               -        2,647,287
                                -----------     ------------    --------------  -------------
    Gross profit                    608,338          128,866               -          737,204

Depreciation and
    amortization                     15,722           10,436          (2,262)(1)       23,896
Interest expense                    125,015            4,572               -          129,587
Financing expense                   393,818                -               -          393,818
Sales, general and
    administrative                2,163,543          345,572               -        2,509,115
                                -----------     ------------    --------------  -------------
    Total operating costs         2,698,098          360,580          (2,262)       3,056,416

Other income (expenses)                   -                -               -                -
                                -----------     ------------    --------------  -------------
Net loss                        $(2,089,760)      $ (231,714)   $      2,262    $  (2,319,212)
                                ===========     ============    ==============  =============

Net loss per share:
    Basic                       $     (0.01)                                    $       (0.01)
    Diluted                     $     (0.01)                                    $       (0.01)

Weighted average shares
    outstanding:
    Basic                       193,620,431                                       193,620,431
    Diluted                     193,620,431                                       193,620,431


   The accompanying notes are an integral part to these financial statements.

                                   Pacel Corp.
       Unaudited Pro Forma Consolidated Condensed Statement of Operations
                      For the year ended December 31, 2002


                                 Pacel                               Pro Forma    Pro Forma
                                 Corp.            Asmara           Adjustments   Consolidated
                                -----------     ------------    --------------  -------------

Revenue                         $   298,419     $  4,057,317                -   $   4,355,736
Cost of sales                       281,339        2,870,845                -       3,152,184
                                -----------     ------------    --------------  -------------
    Gross profit                     17,080        1,186,472                -       1,203,552

Research and development              9,121                -                -           9,121
Depreciation and
    amortization                     55,618           19,800            4,728 (1)      80,146
Interest expense                    141,450           17,486                -         158,936
Financing expenses                  235,509                -                -         235,509
Sales, general and
    administrative                4,367,365        1,377,006                -       5,526,058
                                -----------     ------------    --------------  -------------
    Total operating costs         4,809,063        1,414,292            4,728       6,228,083

Other income (expenses):
    Write-off of related
      party receivable                    -         (597,060)                -       (597,060)
                                -----------     ------------    --------------  -------------
Loss before extraordinary
    Items                        (4,791,183)        (824,880)          (4,728)     (5,621,591)
                                -----------     ------------    --------------  -------------
Gain on extinguishment
    of debt                         426,150                -                -          426,150
Discontinued operations:
    Loss from operations           (220,268)               -                -         (220,268)
    Gain on disposal                177,817                -                -          177,817
Cumulative effect of
    accounting change              (407,049)               -                -         (407,049)
                                -----------     ------------    --------------  -------------
Net loss                        $(4,815,333)    $   (824,880)   $      (4,728)  $   (5,644,941)
                                ===========     ============    ==============  =============

                                   Pacel Corp.
       Unaudited Pro Forma Consolidated Condensed Statement of Operations
                      For the year ended December 31, 2002

                                 Pacel                               Pro Forma    Pro Forma
                                 Corp.            Asmara           Adjustments   Consolidated
                                -----------     ------------    --------------  -------------

Net loss per share:
    Basic                       $     (0.33)                                    $       (0.38)
    Diluted                     $     (0.33)                                    $       (0.38)

Weighted average shares
    outstanding:
    Basic                         14,714,561                                       14,914,561
    Diluted                       14,714,561                                       14,914,561






   The accompanying notes are an integral part to these financial statements.

                                   Pacel Corp.
  Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information

The pro forma adjustments give effect to the acquisition of Asmara and Woodstock as if the transaction was consummated on January 1, 2003. The pro forma adjustments are as follows:

(1)  To reflect adjustment of depreciation of fixed assets.